Exhibit 8.2

Fasken Martineau LLP 17 Hanover Square London W1S 1HU +44 (0) 20 7917 8500 Telephone +44 (0) 20 7917 8555 Facsimile DX: 82984 Mayfair	www.fasken.com

Summit Corporation Plc 85B Park Drive Milton Park Abingdon Oxfordshire England OX14 4RY	David Smith Direct +44 20 7917 8510 Facsimile +44 207 917 8555 dsmith@fasken.com Your Ref: Our Ref: DS/276962.00045-2194058/ml

27 February 2015

Dear Sirs

Summit Therapeutics plc

We have acted for Summit Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”) as its legal advisers in England in connection with the offering (the “Offering”) by the Company of new ordinary shares of £0.01 each in the Company (the “New Shares”). The New Shares are to be offered in the form of American Depositary Shares.

This opinion letter is being given in connection with the registration statement (as amended through the date hereof, the “Registration Statement”) on Form F-1 (File No. 333-201807 originally filed by the Company with the Securities and Exchange Commission (“SEC”) on 30 January 2015 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”).

1	DOCUMENT REVIEWED

For the purpose of this opinion letter, we have reviewed only the text in the Registration Statement under the heading “Taxation in the United Kingdom”.

2	SCOPE OF OPINION

2.1	For the purpose of this opinion letter, we have examined only the text in the Registration Statement under the heading “Taxation in the United Kingdom”.

2.2	Except as stated above, for the purpose of this opinion letter we have not examined any contract, deed, instrument or document, or examined any corporate or other records of any other company or any other documents entered into by or affecting the Company or its subsidiaries (the “Group”) or any corporate records of the Company or the Group nor made any other enquiries concerning the Company or the Group.

2.3	The opinions given in this opinion letter are given in connection with the Offering and may not be relied upon in connection with any other matter.

2.4	The opinion given in this opinion letter is given on the basis of the assumptions set out in this opinion letter. The opinion given in this opinion letter is strictly limited to the matters stated in paragraph 4 (Opinions) and does not extend to any other matter.

2.5	We express no opinion as to matters of fact.

2.6	This opinion letter is limited to United Kingdom tax laws and the generally published practice of Her Majesty’s Revenue and Customs and we express no opinion as to the laws or regulations of any other jurisdiction or any other practice.

2.7	This opinion letter and all non-contractual obligations and any other matters arising out of or in connection with this opinion letter are governed by English law. To the extent that you place reliance on this opinion letter you irrevocably agree and accept that the courts of England shall have exclusive jurisdiction to hear and determine any dispute or claim relating to it or its formation.

2.8	By giving this opinion letter we do not assume any obligation to notify you of changes in law following the date of this opinion letter which may affect the opinion expressed herein or to otherwise update this opinion letter in any respect.

2.9	Our work for you in providing this opinion, and our liability to you in respect hereof, are covered in all respects by our terms and conditions of business delivered to you on 20 October 2014.

3	ASSUMPTIONS

3.1	In giving this opinion letter we have, with your permission, assumed the following:

3.1.1	the Registration Statement is genuine;

3.1.2	all factual representations made in the Registration Statement are accurate and complete (we have, with your permission, not sought to verify any of those factual representations for the purpose of giving this opinion letter); and

3.1.3	that there are no provisions of the laws of any jurisdiction outside the United Kingdom that would have any implication for the opinion we express.

4	OPINION

Based upon the foregoing, subject to any matters not disclosed to us, we are of the opinion that the summary in the Registration Statement under the heading “Taxation in the United Kingdom” is correct in all material respects.

5	USE OF THIS OPINION

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 8.2 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules.

Yours faithfully

/s/ Fasken Martineau LLP

Fasken Martineau LLP